UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): February 23, 2016

TETRA Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13455	74-2148293
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

24955 Interstate 45 North
The Woodlands, Texas 77380
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 367-1983

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of the Company’s general salary and wage reductions, on February 23, 2016, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of TETRA Technologies, Inc. (the “Company”), at the request of Company management, approved reductions in the base annual salaries of certain officers of the Company, including certain of the officers who were identified as named executive officers in the Company’s 2015 proxy statement. The salary reductions will commence on March 5, 2016 and continue through August 5, 2016, unless they are hereafter extended by the Compensation Committee. The effect of such salary reductions for the named executive officers is to reduce their respective annual base salaries by ten percent (10%) for the six-month period from February 6, 2016 (the first date that the Company’s general salary and wage reductions became effective) through August 5, 2016. The following table sets forth the reduced effective base salaries for such six month period, unless such reduction is extended by the Compensation Committee.

Named Executive Officer	Title	Previous Base Salary	New Effective Base Salary	Effective Reduction (%)
Stuart M. Brightman	President and Chief Executive Officer	$624,998	$562,499	10%
Elijio V. Serrano	Sr. Vice President and Chief Financial Officer	$411,590	$370,431	10%
Joseph Elkhoury	Sr. Vice President and Chief Operating Officer	$450,000	$405,000	10%
Peter J. Pintar	Sr. Vice President	$370,240	$333,216	10%

In addition, the non-employee directors of the Company voluntarily agreed to a 10% reduction in their annual cash retainers and meeting fees for a period of six months. Commencing March 1, 2016 and ending on August 31, 2016, (i) the annual cash retainer paid to the Company’s non-employee directors (other than the Chairman of the Board of Directors) will be $45,000, (ii) the annual cash retainer paid to the chairman of the Audit Committee will be $13,500, (iii) the annual cash retainer paid to each of the chairman of the Compensation Committee and the Nominating and Corporate Governance Committee will be $9,000, and (iv) the board and committee meeting attendance fee will be $1,350. The Chairman of the Board of Directors, who does not receive board and committee meeting attendance fees, also voluntarily agreed to a 10% reduction in his annual cash retainer, from $132,000, to $118,800.

Effective February 23, 2016, the Compensation Committee approved an amendment to the Company’s Cash Incentive Compensation plan (the “Plan”). The amendments (i) permit any awards to be paid or otherwise settled on or before December 31 of the calendar year immediately following the applicable performance period, and (ii) allow any obligations under the Plan to be paid in cash or otherwise satisfied by the grant of an equity award under the Company’s long-term incentive plans (subject to the terms and conditions of such applicable plans) or by the delivery of any other property deemed appropriate by the Compensation Committee.

The foregoing description of the amendments to the Plan are qualified in their entirety by the full text of Amendment No. 2 to the Cash Incentive Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amendment No. 2 to the TETRA Technologies, Inc. Cash Incentive Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA Technologies, Inc.

By:	/s/Stuart M. Brightman
Stuart M. Brightman
President & Chief Executive Officer
Date: February 25, 2016

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment No. 2 to the TETRA Technologies, Inc. Cash Incentive Compensation Plan

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